Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bio Essence Corporation

We hereby consent to the inclusion in this Regulation Offering Statement of Bio Essence Corporation (the “Company”) on Form 1-A/A of our report dated March 28, 2025, with respect to our audited consolidated financial statements of the Company as of and for the year ended December 31, 2024 which appears in this Regulation Offering Statement on Form 1-A/A.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

Rowland Heights, California

October 13, 2025